Exhibit 10.1

MADSEN & ASSOCIATES, CPA’s INC. Certified Public Accountants and Business Consultants	684 East Vine St #3 Salt Lake City, Utah 84106 Telephone 801 268-2632 Fax 801 262-3978

Consent of Independent Registered Accounting Firm

To the Board of Directors and Shareholders of Tekoil and Gas Corporation

We hereby consent to the incorporation by reference, in this amendment No. 2 to the Registration Statement on Form 10-SB of Tekoil and Gas Corporation of our report dated May 2, 2006, relating to the financial statements of Tekoil Gas Corporation (an exploration stage company) for the year ended December 31, 2005, and the period November 29, 2004 (date of formation) to December 31, 2005 and to the use of our name as it appears under the caption “Experts”.

/s/ Madsen & Associates, CPA’s Inc.

November 9, 2006